Exhibit 4.1

COMMON INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 597742 10 5 THIS CERTIFIES THAT is the owner of SHARES OF THE $0.01 PAR VALUE COMMON STOCK OF MIDLAND STATES BANCORP, INC. hereinafter called the “corporation,” transferable only on the books of the corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed. The amount of the Common Stock of the corporation is set forth on the books of the corporation, and the par value of the shares of Common Stock of the corporation is set forth in the Articles of Incorporation of the corporation, as amended or to be amended hereafter, which Articles of Incorporation and any and all amendments thereof are on file at the office of the corporation and are hereby expressly incorporated herein by reference and to all of which the holder hereby agrees and assents. IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its duly authorized officers and its seal to be hereunder affixed. Dated: SECRETARY PRESIDENT COUNTERSIGNED: ILLINOIS STOCK TRANSFER COMPANY TRANSFER AGENT BY AUTHORIZED SIGNATURE AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS SHARES NUMBER